Independent Auditors' Consent





The Board of Directors
Audiovox Corporation:


We consent to incorporation by reference in the registration statements (No. 33-18119 and 33-65580) on Form S-8 and (No. 333-00811) on Form S-3 of Audiovox
Corporation and subsidiaries of our report dated January 16, 2001, relating to the consolidated balance sheets of Audiovox Corporation and subsidiaries as of November 30, 1999 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 2000, and the related schedule, which report appears in the November 30, 2000 annual report on Form 10-K of Audiovox Corporation and subsidiaries.





                                                              s/KPMG LLP
                                                              -----------------
                                                                KPMG LLP




Melville, New York
February 28, 2001

                                   Exhibit 23




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